Exhibit 10.2

SUPPORT AGREEMENT

MEMORANDUM OF AGREEMENT dated as of the 18th day of October, 2007,

AMONG:

MARATHON OIL CORPORATION, a corporation existing under the laws of Delaware (hereinafter referred to as “Marathon”)

-and-

1339971 ALBERTA LTD., a corporation existing under the laws of Alberta (hereinafter referred to as “AcquisitionCo”)

- and -

MARATHON CANADIAN OIL SANDS HOLDING LIMITED, a corporation existing under the laws of Alberta (hereinafter referred to as “CallCo”)

WHEREAS pursuant to an arrangement agreement dated as of July 30, 2007 among Marathon, AcquisitionCo, Western Oil Sands Inc. and WesternZagros Resources Inc. (such agreement, as it may be amended or restated, is hereafter referred to as the “Arrangement Agreement”), the parties thereto have agreed that on the Effective Date (as defined in the Arrangement Agreement) the parties would execute and deliver a support agreement which would govern the relationship among the parties as it related to the issuance and existence of exchangeable shares in the capital of AcquisitionCo (the “Exchangeable Shares”), which will be issued pursuant to the Arrangement Agreement;

AND WHEREAS the articles of AcquisitionCo set forth the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares;

AND WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby Marathon and CallCo will take certain actions and make certain payments and deliveries necessary to ensure that AcquisitionCo will be able to make certain payments and to deliver or cause to be delivered Marathon Shares in satisfaction of the obligations of AcquisitionCo under the Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Share Provisions;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1                               Defined Terms

Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Share Provisions, unless the context requires otherwise.

1.2                               Interpretation Not Affected by Headings, Etc.

The division of this Agreement into Articles, Sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3                               Number, Gender, Etc.

Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4                               Date for Any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

ARTICLE 2
COVENANTS

2.1                               Covenants of Marathon and CallCo Regarding Exchangeable Shares

So long as any Exchangeable Shares (other than Exchangeable Shares owned by Marathon, CallCo or their affiliates) are outstanding, Marathon and CallCo each agree that:

(a)                                  Marathon will, as soon as practicable following the declaration of any dividend on the Marathon Shares, issue a press release as to the resulting change in the Exchange Ratio for the Exchangeable Shares;

(b)                                 Marathon and CallCo will take all such actions and do all such things as are necessary or desirable to enable and permit AcquisitionCo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of AcquisitionCo or any other distribution of the assets of AcquisitionCo for the purpose of winding-up its affairs, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit AcquisitionCo to cause to be delivered Marathon Shares to holders of Exchangeable Shares in accordance with the provisions of Article 6 of the Share Provisions;

(c)                                  Marathon will take all such actions and do all such things as are necessary or desirable to enable and permit CallCo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the exercise by it of any of the Call Rights, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit CallCo to deliver or cause to be delivered Marathon Shares to a holder, upon the exercise of any Call Rights by CallCo pursuant to the Share Provisions;

(d)                                 Marathon and CallCo will take all such actions and do all such things as are necessary or desirable to enable and permit AcquisitionCo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by AcquisitionCo, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit AcquisitionCo to cause to be delivered Marathon Shares to such holder, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 4 or Article 5 of the Share Provisions, as the case may be; and

(e)                                  Marathon will not, and will ensure that its affiliates do not, exercise any vote as common shareholder of AcquisitionCo to initiate the voluntary liquidation, dissolution or winding-up of AcquisitionCo or any other distribution of the assets of AcquisitionCo among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of AcquisitionCo or any other distribution of the assets of AcquisitionCo among its shareholders for the purpose of winding up its affairs.

2.2                               Segregation of Funds

Subject to the exercise by Marathon or CallCo of any of the Call Rights, Marathon will cause AcquisitionCo to, from time to time, deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable AcquisitionCo to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and AcquisitionCo will use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

2.3                               Notification of Certain Events

In order to assist Marathon and CallCo to comply with their respective obligations hereunder, AcquisitionCo will give Marathon and CallCo notice of each of the following events at the time set forth below:

(a)                                  immediately, in the event of any determination by the Board of Directors to take any action which would require a vote of the holders of Exchangeable Shares for approval;

(b)                                 immediately, upon the earlier of (i) receipt by AcquisitionCo of notice of, and (ii) AcquisitionCo otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of AcquisitionCo or to effect any other distribution of the assets of AcquisitionCo among its shareholders for the purpose of winding-up its affairs;

(c)                                  immediately, upon receipt by AcquisitionCo of a Retraction Request;

(d)                                 at least 45 days prior to any Redemption Date;

(e)                                  as soon as practicable upon the issuance by AcquisitionCo of any Exchangeable Shares or any rights to acquire Exchangeable Shares; and

(f)                                    in the event of any determination by the Board of Directors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to AcquisitionCo or to effect any other distribution of the assets of AcquisitionCo among its shareholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution.

2.4                               Delivery of Marathon Shares

In furtherance of its obligations hereunder, upon notice of any event which requires AcquisitionCo to cause to be delivered Marathon Shares to any holder of Exchangeable Shares, subject to the exercise by Marathon or CallCo of any of the Call Rights, Marathon shall forthwith issue and deliver the requisite Marathon Shares to or to the order of the former holder of the surrendered Exchangeable Shares, as AcquisitionCo shall direct. All such Marathon Shares shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest. Marathon hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive or other rights, out of its authorized and unissued Marathon Shares, such number of Marathon Shares (or other securities into which Marathon Shares may be reclassified or changed as contemplated by Section 2.6 hereof) (i) as is equal to the sum of the number of Marathon Shares issuable upon the redemption, retraction or exchange of all (A) Exchangeable Shares issued and outstanding from time to time and (B) Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit AcquisitionCo to meet its obligations hereunder, under the Voting and Exchange Trust Agreement and under the Share Provisions.

2.5                               Qualification of Marathon Shares

Marathon covenants that if any Marathon Shares (or other securities into which Marathon Shares may be reclassified or changed as contemplated by Section 2.6 hereof) to be issued and delivered hereunder (including for greater certainty, in payment of or pursuant to, as applicable, the Liquidation Amount, the Retraction Price, the Redemption Price, the Call Rights, the Exchange Rights or the Automatic Exchange Rights (as that term is defined in the Voting and Exchange Trust Agreement)), require registration or qualification with or approval of or the filing of any document including any prospectus, registration statement or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any Governmental Entity under any Canadian or United States federal, state or provincial law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfilment of any other legal requirement (collectively, the “Applicable Laws”) before such securities (or other securities into which Marathon Shares may be reclassified or changed as contemplated by Section 2.6 hereof) may be delivered by Marathon or CallCo to the initial holder thereof (other than AcquisitionCo) or in order that such securities may be freely traded in Canada or the United States thereafter (other than any restrictions on transfer by reason of a holder being a “control person” or “affiliate”, as the case may be, of Marathon for purposes of Canadian or U.S. securities laws), Marathon and CallCo will in good faith expeditiously take all such actions and do all such things as are necessary to cause the Marathon Shares (or other securities into which Marathon Shares may be reclassified or changed as contemplated by Section 2.6 hereof) to be and remain duly registered, qualified or approved. Marathon and CallCo represent and warrant that they have in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the Marathon Shares (or other securities into which Marathon Shares may be reclassified or changed as contemplated by Section 2.6 hereof) to be issued and delivered hereunder to be freely tradeable in Canada or the United States thereafter (other than restrictions on transfer by reason of a holder being a “control person” or “affiliate”, as the case may be, of Marathon for the purposes of Canadian or U.S. securities laws). Marathon and CallCo will in good faith expeditiously take all such actions and do all such things as are necessary to cause all Marathon Shares (or other securities into which Marathon Shares may be reclassified or changed as contemplated by Section 2.6 hereof) to be delivered hereunder to be listed, quoted or posted for trading on the stock exchange or quotation system on which such securities are principally listed, quoted or posted for trading at such time.

2.6                               Equivalence

(a)                                  Marathon will not:

(i)                                     issue or distribute additional Marathon Shares (or securities exchangeable for or convertible into or carrying rights to acquire Marathon Shares) to the holders of all or substantially all of the then outstanding Marathon Shares by way of stock dividend or other distribution, other than an issue of Marathon Shares (or securities exchangeable for or convertible into or carrying rights to acquire Marathon Shares) to holders of Marathon Shares (i) who exercise an option to receive dividends in Marathon Shares (or securities exchangeable for or convertible into or carrying rights to acquire Marathon Shares) in lieu of receiving cash dividends or (ii) pursuant to any dividend reinvestment plan;

(ii)                                  issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Marathon Shares entitling them to subscribe for or to purchase Marathon Shares (or securities exchangeable for or convertible into or carrying rights to acquire Marathon Shares);

(iii)                               issue or distribute to the holders of all or substantially all of the then outstanding Marathon Shares:

(A)                              securities of Marathon of any class other than Marathon Shares (other than securities convertible into or exchangeable for or carrying rights to acquire Marathon Shares);

(B)                                rights, options or warrants other than those referred to in Section 2.6(a)(ii) above;

(C)                                evidences of indebtedness of Marathon; or

(D)                               assets of Marathon other than Marathon Dividends which result in an adjustment to the Exchange Ratio;

(iv)                              subdivide, redivide or change the then outstanding Marathon Shares into a greater number of Marathon Shares; or

(v)                                 reduce, combine or consolidate or change the then outstanding Marathon Shares into a lesser number of Marathon Shares; or

(vi)                              reclassify or otherwise change the rights, privileges or other terms of the then outstanding Marathon Shares or effect an amalgamation, combination, merger, reorganization or other transaction involving or affecting Marathon Shares;

unless

(vii)                           the same or an economically equivalent change, issuance or distribution is simultaneously made in connection with, or in the rights of the holders of, the Exchangeable Shares; or

(viii)                        it has received the prior approval of each of (A) AcquisitionCo and (B) the holders of the Exchangeable Shares.

(b)                                 Marathon will ensure that the record date for any event referred to in section 2.6(a) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 10 Business Days after the date on which such event is declared or announced by Marathon (with simultaneous notice thereof to be given by Marathon to AcquisitionCo).

(c)                                  The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 2.6(a) or 2.6(b) above and each such determination shall be conclusive and binding on Marathon and the holders of Exchangeable Shares. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of the Corporation to be relevant, be considered by the Board of Directors of the Corporation:

(i)                                     in the case of any stock dividend or other distribution payable in Marathon Shares, the number of such shares issued as a result of any stock dividend or other distribution in proportion to the number of Marathon Shares previously outstanding;

(ii)                                  in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Marathon Shares (or securities exchangeable for or convertible into or carrying rights to acquire Marathon Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price, the volatility of the Marathon Shares and the term of any such instrument;

(iii)                               in the case of the issuance or distribution of any other form of property (including any shares or securities of Marathon of any class other than Marathon Shares, any rights, options or warrants other than those referred to in Section 2.6(a)(ii) above, any evidences of indebtedness of Marathon or any assets of Marathon), the relationship between the fair market value (as determined by the Board of Directors of the Corporation in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Marathon Share and the Current Market Price; and

(iv)                              in the case of any subdivision, redivision or change of the then outstanding Marathon Shares into a greater number of Marathon Shares or the reduction, combination, consolidation or change of the then outstanding Marathon Shares into a lesser number of Marathon Shares or any amalgamation, merger, reorganization or other transaction affecting Marathon Shares, the effect thereof upon the then outstanding Marathon Shares.

2.7                               Tender Offers, Etc.

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Marathon Shares (a “Bid”) is proposed by Marathon or is proposed to Marathon or the holders of Marathon Shares, and is recommended by the Marathon board of directors or is otherwise effected or to be effected with the consent or approval of the Marathon board of directors, as applicable, Marathon or AcquisitionCo or both shall, in good faith, use reasonable efforts to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Bid to the same extent and on an economically equivalent basis as the holders of Marathon Shares, without discrimination, including, without limiting the generality of the foregoing, Marathon or AcquisitionCo or both will use its good faith efforts expeditiously to (and shall, in the case of a transaction proposed by Marathon or AcquisitionCo or both or where Marathon or AcquisitionCo or both is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in such Bid without being required to retract Exchangeable Shares as against AcquisitionCo (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Bid and only to the extent necessary to tender or deposit to the Bid).

2.8                               Ownership of Outstanding Shares

Marathon covenants and agrees that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than Marathon, CallCo or any of their respective affiliates, Marathon will, unless approval to do otherwise is obtained in accordance with Section 10.2 of the Share Provisions from the holders of the Exchangeable Shares, be and remain the direct or indirect beneficial owner of more than 50% of all issued and outstanding voting securities of AcquisitionCo. Notwithstanding the foregoing, Marathon shall not be in violation of this Section 2.8 if any Person or group of Persons acting jointly or in concert acquires all or substantially all of the assets of Marathon.

2.9                               Marathon and CallCo Not to Vote Exchangeable Shares

Marathon and CallCo covenant and agree that they will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by Marathon, CallCo or any of their respective affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Marathon and CallCo further covenant and agree that they will not, and will cause their respective affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the Act with respect to any Exchangeable Shares held by them or by their respective affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.10                        Due Performance

On and after the Effective Date, Marathon and CallCo shall duly and timely perform all of their obligations under the Share Provisions.

2.11                        Exercise of Call Rights

Marathon and CallCo covenant and agree that, as long as any outstanding Exchangeable Shares are owned by any Person other than Marathon, CallCo or any of their respective affiliates, Marathon and CallCo will formulate a policy respecting whether Marathon and CallCo or either of them will exercise any of the Call Rights.

ARTICLE 3
SUCCESSORS

3.1                               Certain Requirements in Respect of Combination, etc.

Marathon shall not complete any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing entity resulting therefrom unless, and may do so if:

(a)                                  such other Person or continuing entity (herein called the “Successor”), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Marathon under this Agreement; and

(b)                                 such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder.

3.2                               Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the Successor, CallCo and AcquisitionCo shall, if required by Section 3.1, execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the Successor shall possess and from time to time may exercise each and every right and power of Marathon under this Agreement in the name of Marathon or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of AcquisitionCo or any officers of AcquisitionCo on behalf of Marathon may be done and performed with like force and effect by the directors, or officers (or other agents or governing body) of such Successor.

3.3                               Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the combination of any wholly-owned direct or indirect subsidiary of Marathon with or into Marathon or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Marathon provided that the assets of such subsidiary are transferred to Marathon or another wholly-owned direct or indirect subsidiary of Marathon. Any such transactions are expressly permitted by this Article 3.

ARTICLE 4
GENERAL

4.1                               Term

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than Marathon, CallCo or any of their respective subsidiaries or affiliates.

4.2                               Changes in Capital of Marathon and AcquisitionCo

Notwithstanding the provisions of Section 4.4 hereof, at all times after the occurrence of any event effected pursuant to Section 2.6 or 2.7 hereof, as a result of which either Marathon Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Marathon Shares or the Exchangeable Shares or both are so changed, and the parties hereto shall as soon as possible execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3                               Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4                               Amendments, Modifications, Etc.

This Agreement may not be amended, modified or waived except by an agreement in writing executed by Marathon, CallCo and AcquisitionCo and approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Share Provisions.

4.5                               Amendments

Notwithstanding the provisions of Section 4.4, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)                                  adding to the covenants of Marathon, CallCo, AcquisitionCo or any combination of them for the protection of the holders of the Exchangeable Shares, provided that the board of directors of each of Marathon, AcquisitionCo and CallCo are of the opinion, after consultation with counsel, that such additions are not prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)                                 making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of Marathon, AcquisitionCo and CallCo, having in mind the best interests of the holders of Exchangeable Shares, it may be expedient to make, provided that such boards of directors shall be of the opinion, after consultation with counsel, that such amendments and modifications will not be prejudicial to the rights or interests of the holders of Exchangeable Shares; or

(c)                                  making such changes or corrections to this Agreement which, on the advice of counsel, are required for the purpose of curing or correcting any ambiguity, defect, inconsistent provision, clerical omission, mistake or manifest error; provided that the board of directors of each of Marathon, AcquisitionCo and CallCo are of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the holders of the Exchangeable Shares.

4.6                               Meeting to Consider Amendments

AcquisitionCo, at the request of Marathon, CallCo, or both, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of AcquisitionCo, the Share Provisions and all applicable laws.

4.7                               Amendments Only in Writing

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.8                               Enurement

This Agreement shall be binding upon and inure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.

4.9                               Notices to Parties

All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed fax to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

if to Marathon, AcquisitionCo or CallCo to:

Marathon Oil Corporation

5555 San Felipe Road

Houston, Texas

77056-2723

Attention:                                         Richard L. Horstman, Assistant General Counsel

Fax No.:                                                  (713) 513-4172

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by fax shall be deemed to have been given and received on the date of confirmed receipt thereof, unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

4.10                        Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11                        Governing Law

This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

4.12                        Assignment by and successor to CallCo

Notwithstanding any other provision in this Agreement to the contrary:

(a)                                  any corporation into or with which CallCo may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which CallCo shall be a party, shall be the successor to CallCo hereunder without any further act on its part or any of the parties hereto; and

(b)                                 CallCo may transfer or assign its rights and interest in or under this Agreement to any affiliate of AcquisitionCo or Marathon; provided, however, that such affiliate shall expressly assume, by agreement satisfactory in form and substance to the Trustee and executed and delivered to the Trustee, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by CallCo.

4.13                        Attornment

Each of Marathon, CallCo and AcquisitionCo agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the Province of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

MARATHON OIL CORPORATION

By:	/s/ David E. Roberts, Jr.

1339971 ALBERTA LTD.

By:	/s/ Richard L. Horstman

MARATHON CANADIAN OIL SANDS HOLDING LIMITED

By:	/s/ Richard L. Horstman